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                   Consent of Hansen, Hunter & Kibbee, P.C.

We consent to the incorporation by reference in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated January 19, 1995, January 13, 1995, January 19, 1995, January 13, 1995, January 19, 1995,
January 11, 1995, January 14, 1995, and January 13, 1995 with respect to the audits of Haines Associates Limited Partnership, of King-Bell Associates, Monmouth Associates Limited Partnership, Pendleton Riverside Apartments, Oreg., Ltd., Penn Hall Associates, Rodeo Drive Limited Partnership, South Mountain Terrace, Ltd., and Woodland Apartments, Oreg., Ltd. for the year ended December 31, 1994. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3
(No. 333-26415), AMICO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement of Form S-3 (No. 333-8997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), AIMCO's Registration Statement on Form S-3 (No. 333-20755), AIMCO's Registration Statement on Form S-3 (No. 333-36531), AIMCO's Registration Statement on Form S-3 (No. 333-36537), and AIMCO's Registration Statement on Form S-8 (No. 333-36803), all filed with the Securities and Exchange Commission.


Portland, Oregon
October 3, 1997

/s/ HANSEN, HUNTER & KIBBEE